                                                                    EXHIBIT 10.7









                           FIRST FEDERAL CAPITAL CORP.

                          EMPLOYEE STOCK OWNERSHIP PLAN

               (Reflects All Amendments Through December 31, 2001)

INTRODUCTION.....................................................................................................1

ARTICLE I             DEFINITIONS................................................................................1

         1.1      "Account"......................................................................................1

         1.2      "Administrative Board".........................................................................2

         1.3      "Affiliated Company"...........................................................................2

         1.4      "Beneficiary"..................................................................................2

         1.5      "Board of Directors"...........................................................................2

         1.6      "Code".........................................................................................2

         1.7      "Company"......................................................................................2

         1.8      "Compensation".................................................................................3

         1.9      "Employee".....................................................................................4

         1.10     "ERISA"........................................................................................4

         1.11     "Five-Percent Owner"...........................................................................4

         1.12     "Hour of Service"..............................................................................4

         1.13     "Leased Employee"..............................................................................6

         1.14     "Participant"..................................................................................6

         1.15     "Plan".........................................................................................6

         1.16     "Plan Year"....................................................................................6

         1.17     "Retirement Date"..............................................................................6

         1.18     "Sponsor"......................................................................................6

         1.19     "Total and Permanent Disability"...............................................................7

         1.20     "Trust Agreement"..............................................................................7

         1.21     "Trustee"......................................................................................7

         1.22     "Trust Fund"...................................................................................7

         1.23     "Valuation Date"...............................................................................7

         1.24     "Year of Service"..............................................................................7

         1.25     "One Year Break in Service"....................................................................8

ARTICLE II            ELIGIBILITY................................................................................8

ARTICLE III           CONTRIBUTIONS..............................................................................9

         3.1      Company Contributions..........................................................................9

         3.2      Form of Company Contributions..................................................................9

ARTICLE IV            ACCOUNTS AND ALLOCATIONS..................................................................10

         4.1      Separate Accounts for Participants............................................................10

         4.2      Allocations and Annual Adjustments to Participants' Accounts..................................10

         4.3      Elections Regarding Cash Dividends on Common Stock............................................11

         4.4      Voting of Company Common Stock................................................................11

         4.5      Diversification Option........................................................................12

         4.6      Benefit Limitations...........................................................................13

ARTICLE V             BENEFITS..................................................................................18

         5.1      Retirement Benefits...........................................................................18

         5.2      Disability Benefits...........................................................................18

         5.3      Death Benefits................................................................................18

         5.5      Form of Distributions.........................................................................23

         5.6      Timing of Distributions.......................................................................25

         5.7      Limitations on Distributions..................................................................26

         5.8      Amendments to Vesting Provisions of Plan......................................................27

THE TRUST FUND..................................................................................................33

         6.1      Contributions Held in Trust...................................................................33

         6.2      No Guarantee of Security Values...............................................................33

         6.3      Responsibility of Trustee.....................................................................33

         6.4      Expenses of the Plan..........................................................................34

         6.5      Exempt Loans..................................................................................34

ARTICLE VII           ADMINISTRATION OF THE PLAN................................................................37

         7.1      Administrative Board..........................................................................37

         7.2      Organization of Administrative Board..........................................................37

         7.3      Meetings of Administrative Board..............................................................37

         7.4      Powers and Duties of the Administrative Board.................................................38

         7.5      Claim Procedure...............................................................................40

         7.6      Limitation of Co-Fiduciary Liability..........................................................41

         7.7      Allocation and Delegation of Fiduciary Duties.................................................41

         7.8      Indemnification for Liability.................................................................42

ARTICLE VIII          AMENDMENT AND TERMINATION.................................................................42

         8.1      Right of Termination; Exclusive Benefit Rule..................................................42

         8.2      Vesting and Allocation of Assets on Termination of Plan.......................................43

         8.3      Right to Amend................................................................................43

         8.4      Merger, Consolidation, or Transfer of Assets..................................................44

ARTICLE IX            GENERAL...................................................................................44

         9.1      Forms.........................................................................................44

         9.2      Assignment....................................................................................44

         9.3      Payments to Incompetents......................................................................46

         9.4      Payments to Minors............................................................................46

         9.5      Inability to Locate Participants or Beneficiaries.............................................46

         9.6      Rights of Employees and Company...............................................................47

         9.7      Governing Laws................................................................................47

         9.8      Mistake of Fact...............................................................................47

         9.9      Headings as Matter of Convenience.............................................................48

         9.10     USERRA........................................................................................48

         9.11     Effective Dates...............................................................................48

                           FIRST FEDERAL CAPITAL CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                  INTRODUCTION

         This First Federal Capital Corp. Employee Stock Ownership Plan (the "Plan") was established by the Board of Directors of First Federal Capital Corp., a Wisconsin corporation (the "Sponsor") effective as of November 9, 1989 to provide and encourage the beneficial ownership of common stock of the Sponsor by eligible employees.

         The Plan is designed to invest primarily in common stock of the Sponsor and is intended to be an "employee stock ownership plan" as defined in Section 4975(e)(7) of the Code.

         In order to update the Plan for compliance with subsequent federal legislation and to make such other changes as are set forth herein, the Sponsor hereby amends and restates the Plan in its entirety, as of the effective dates specified in Section 9.11.


                                   ARTICLE I

                                  DEFINITIONS

         Whenever used herein, the following words and phrases shall have the meanings hereinafter set forth unless a different meaning is required by the context. The masculine pronoun shall mean or include the feminine and the feminine pronoun shall mean or include the masculine whenever the context so requires.

         1.1 "Account" shall mean the record maintained or caused to be maintained by the Company for each Participant pursuant to Section 4.1 of the Plan which, as of the applicable date, shall consist of the balance of contributions made by the Company on his behalf to or under the Plan, adjusted for the share of income or losses, expenses, and appreciation or depreciation allocable to such contributions and by the amount of any payment, return, or refund made to or by a Participant or Beneficiary on or before such applicable date.

         1.2 "Administrative Board" shall mean a group of not less than three
(3) members appointed by the Board of Directors with responsibilities and duties as described in Article VII of the Plan.

         1.3 "Affiliated Company" shall mean (i) a member of a controlled group of corporations of which the Company is a member or an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(b) or (c) of the Code and regulations issued thereunder, or (ii) an affiliated service group of which the Company is a member, within the meaning of Section 414(m) of the Code. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code, except that, with respect to the limitations set forth in Section 4.6 of the Plan, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" whenever such percentage appears in Section 1563(a)(1) of the Code.

         1.4 "Beneficiary" shall mean the person or persons designated by a Participant on the form provided by the Company to receive any payment or payments becoming due under the Plan on or after the Participant's death.

         1.5 "Board of Directors" shall mean the Board of Directors of the Sponsor.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any Section of the Code shall also be deemed to refer to any successor statutory provision.

         1.7 "Company" shall mean First Federal Capital Corp., a Wisconsin corporation, its subsidiary, First Federal Savings Bank La Crosse-Madison, a federally-charted savings bank, and any other Affiliated Company which may, in the future, adopt the Plan with the prior approval of the Sponsor. For purposes of the Plan, the term "the Company" shall mean all of the foregoing entities and the term "a Company" shall mean any one of the foregoing entities.

         1.8 "Compensation" shall mean, for any Plan Year, the total of all remuneration paid to a Participant by the Company during such Plan Year. Compensation shall include all basic salary, overtime pay, commissions, discretionary bonuses, incentive compensation, amounts contributed by the Company on a Participant's behalf as salary reduction contributions to any qualified retirement plans maintained by the Company containing cash or deferred arrangements described in Section 401(k) of the Code and amounts contributed by the Company to any plans maintained by the Company pursuant to Section 125, 132(f) and/or 403(b) of the Code.

         Compensation shall not include reimbursement for expenses or special allowances. In addition, Compensation shall not include remuneration paid by the Company to an Employee for any portions of the Plan Year during which he is not a Participant. Compensation shall exclude any income or gains resulting from transactions involving stock options of the Employer.

         In addition, for purposes of determining the Plan contributions for a Plan Year and for purposes of applying the nondiscrimination rules under Sections 401(a)(4), 401(a)(5), and 410(b)(2) of the Code, a Participant's Compensation for any Plan Year shall not include any amounts in excess of One Hundred Fifty Thousand Dollars ($150,000) or, effective January 1, 2002, Two Hundred Thousand Dollars ($200,000), as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code. Notwithstanding the foregoing, compensation for Employees who were previously employed by American Community Bank shall not include Compensation earned prior to November 1, 2001 (except for purposes of determining the top heavy minimum benefit under Section 5.9(d) of the Plan).

         1.9 "Employee" shall mean any person who is employed by the Company, other than any person included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company if retirement benefits were the subject of good faith bargaining between such employee representative and the Company unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Plan. Leased Employees shall be considered Employees for purposes of the Plan but shall not be eligible to participate in the Plan.

         1.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. A reference to any Section of ERISA shall also be deemed to refer to any successor statutory provision.

         1.11 "Five-Percent Owner" shall mean an individual who (i) owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of a Company or an Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of a Company or an Affiliated Company provided such entity is a corporation or (ii) owns more than five percent (5%) of the capital or profits interest in a Company or an Affiliated Company if such entity is not a corporation.

         1.12 "Hour of Service" --

                  (a) Hour of Service shall mean each hour for which an Employee is or was directly or indirectly paid or entitled to payment by the Company or an Affiliated Company

                           (i) for the performance of duties;

                           (ii) on account of a period of time during which no
duties are
performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; or

                           (iii) for which back pay (irrespective of mitigation
of damages) is either awarded or agreed to by the Company or an Affiliated Company; provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding clauses.

         (b) Notwithstanding anything to the contrary in the foregoing:

                           (i) not more than five hundred and one (501) Hours of
Service shall be credited under Section 1.15(a)(ii) or (iii) of the Plan to an Employee on account of any single continuous period during which the Employee performs no duties;

                           (ii) an hour for which an Employee is directly or
indirectly paid or entitled to payment on account of a period during which no duties are performed shall not be credited to such Employee if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable worker's compensation, disability insurance or unemployment compensation law; and

                           (iii) Hours of Service shall not be credited for a
payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         (c) In the event that the Company or an Affiliated Company does not maintain records reflecting the number of hours for which an Employee is paid for the reasons specified in (a)(ii) or (a)(iii), forty-five (45) Hours of Service shall be credited for each week for which such Employee is credited with at least one (1) Hour of Service.

         (d) The rules set forth in Sections 2530.200b-2(b) and -2(c) of the Department of Labor Regulations with respect to determining Hours of Service for reasons other than the performance of duties and for crediting Hours of Service to computation periods are hereby incorporated herein by reference.

         1.13 "Leased Employee" shall mean any individual who performs services for the Company or an Affiliated Company in a capacity other than as a common-law employee if (i) the services are provided pursuant to one or more agreements between a Company or an Affiliated Company and one or more leasing organizations, (ii) the individual has performed such services for the Company or the Affiliated Company on a substantially full-time basis for a period of at least one year and (iii) such services are performed under the primary direction and control of the recipient. This paragraph shall be interpreted in accordance with the provisions of Section 414(n) of the Code and the regulations thereunder.

         1.14 "Participant" shall mean a person included in the Plan as a Participant in accordance with Article II of the Plan. A Participant shall cease to be a Participant on the first day of the month following distribution of the entire amount credited to his Account as provided in Article V of the Plan.

         1.15 "Plan" shall mean the First Federal Capital Corporation Employee Stock Ownership Plan, as set forth herein and as it may be amended from time to time thereafter.

         1.16 "Plan Year" shall mean the twelve (12) consecutive month period ending on December 31.

         1.17 "Retirement Date" shall mean the later of (1) the date on which the Participant attains age sixty-five (65) or (ii) the date on which the Participant completes five (5) Years of Service.

         1.18 "Sponsor" shall mean First Federal Capital Corp., a Wisconsin corporation.

         1.19 "Total and Permanent Disability" shall mean a disability which meets the standard for eligibility for benefits under any long-term disability plan maintained by the Company at the time the disability is incurred. If no long term disability plan is then maintained by the Company, Total and Permanent Disability shall mean a physical and/or mental incapacity which would entitle the Participant to disability benefits under the federal Social Security program. The Administrative Board's determination as to whether a Participant has suffered a Total and Permanent Disability shall be binding upon the Participant.

         1.20 "Trust Agreement" shall mean an agreement or agreements under which one or more trustees accept the appointment by the Sponsor to hold assets of the Plan in a trust and distribute assets held thereunder.

         1.21 "Trustee" shall mean a corporation which shall, pursuant to an agreement of trust, accept the appointment by the sponsor to hold and distribute assets held under the Plan and to execute any other duties enumerated in such trust agreement.

         1.22 "Trust Fund" shall mean the Trust Fund described in Article VI of the Plan.

         1.23 "Valuation Date" shall mean the last day of any quarter of the Plan Year and any additional dates designated by the Administrative Board.

         1.24 "Year of Service" shall mean any Plan Year during which the Participant is an Employee of the Employer and completes 1,000 or more Hours of Service.

         Vesting service shall include service before the Effective Date of the Plan; provided, however, that in determining the Years of Vesting Service the Administrative Board may rely on the service records of the Employer or may require each Employer to certify the number of Years of Vesting Service.

         1.25 "One Year Break in Service" shall mean a Plan Year during which an Employee has less than 501 Hours of Service.

         If a Participant begins an absence for maternity or paternity reasons, such Participant will be credited with up to 501 Hours of Service either in the Plan Year such absence began or in the following Plan Year, whichever is appropriate to prevent the occurrence of a One Year Break in Service. An absence from work for maternity or paternity reasons means an absence due to (1) the pregnancy of the Participant, (2) the birth of a child of the Participant, (3) the placement of a child in connection with the adoption of the child by the Participant, or (4) caring for such child immediately following the birth or placement for adoption.

         Notwithstanding anything in this Plan to the contrary, a Year of Service shall include all service with Rock Savings Bank and its affiliates and with American Community Bank.



                                   ARTICLE II

                                   ELIGIBILITY

         Each Employee (other than a Leased Employee) shall become a Participant on the earlier of (i) with respect to Employees who are regular full time Employees or regular part time Employees, the first day of the month next following 30 days after the Employee's date of hire and attainment of Age 18; or
(ii) the January 1 or July 1 immediately following the date the Employee completes an Eligibility Year of Service and attains Age 18. Leased Employees shall not be eligible to participate in the Plan

         Any Participant who is rehired after terminating employment shall begin participation in the Plan effective as of his reemployment, provided he otherwise meets the requirements of this Article.

         Notwithstanding the foregoing, Employees who were previously employed by American Community Bank shall begin participation on November 1, 2001 if they would have been eligible on such date based on their service with American Community Bank.



                                  ARTICLE III

                                 CONTRIBUTIONS

         3.1 Company Contributions. Each entity which has adopted this Plan shall make contributions to the Plan in amounts and at times to be determined in the sole discretion of the Board of Directors.

         3.2 Form of Company Contributions.

                  (a) All contributions made by an entity which has adopted this Plan shall be in cash or in common stock of the Company or any combination thereof; provided, however, that if a contribution is in cash, the Trustee shall use such contribution to purchase common stock of the Company either from the Company or from others, as soon as is practicable.

                  (b) If a Company contribution is made in common stock, the value of the common stock for purposes of determining the amount of common stock to be contributed, or the price of common stock which is purchased by the Trustee from the Company, shall be the price quoted for the Company's common stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on the trading day of the contribution or, if applicable, the closing price of the Company's common stock on the national exchange on which such common stock is traded on the day of the contribution.

                                   ARTICLE IV

                            ACCOUNTS AND ALLOCATIONS

         4.1 Separate Accounts for Participants.

                  (a) A separate Account shall be created for each Participant. Such Account shall be valued at least annually, or more frequently as determined by the Company, based upon current market values furnished by the Trustee. Each Participant shall be furnished with a statement, at least annually, setting forth the value of his Account.

                  (b) Separate subaccounts shall be maintained reflecting the common stock acquired with Company contributions.

         4.2 Allocations and Annual Adjustments to Participants' Accounts.

                  (a) Allocations to Participants' Accounts. Subject to the provisions of Section 4.6(b) of the Plan, all common stock acquired through Company contributions and (except as otherwise provided in Section 4.3 of the Plan) all dividends thereon, shall be allocated, as of the close of each quarter of the Plan Year for which the Company contribution was made, to the Account of each Participant (i) who was an Employee on the last day of such quarter or
(ii) who terminated employment with the Company during such quarter due to retirement (on or after his Retirement Date), Total and Permanent Disability, or death. The amount of such common stock and such dividends thereon allocated to each Participant's Account shall bear the same proportion to the total amount of such common stock allocated with respect to such quarter as the amount of the Compensation paid to such Participant while employed during the quarter bears to the total compensation paid to all Participants who were entitled to receive an allocation of such Company contributions during such quarter.

                  (b) Quarterly Adjustments to Participants' Accounts. Promptly after preparation of the Trustee's evaluation, as provided in Section 6.3(b) of the Plan, the Trustee shall adjust the Accounts of all Participants so that the amount of net income, loss, appreciation or depreciation in the value of the Trust Fund for the period (hereinafter referred to as the

"Evaluation Period") from the last previous evaluation to the date of such evaluation shall be credited to or charged against the Participants' Accounts in the ratio that (i) the balance in the Account of each Participant as of the first day of such Evaluation Period minus the amount distributed to such Participant during such Evaluation Period bears to (ii) the balance in all such Participants' Accounts as of the first day of such Evaluation Period minus the total amounts distributed to all Participants during such Evaluation Period.

         4.3 Elections Regarding Cash Dividends on Common Stock. In respect of any Plan Year, the Administrative Board shall have the authority to provide Participants who have attained a fully vested status under the Plan (in accordance with the provisions of Section 5.4 of the Plan) with the opportunity to make an annual irrevocable election, prior to the beginning of such Plan Year, to have cash dividends on the common stock allocated to his Account paid to him currently. Cash dividends on shares in respect of which no cash distribution election is made shall be used to purchase shares of the common stock of the Company.

         4.4 Voting of Company Common Stock.

                  (a) Common stock of the Company held by the Trustee on behalf of Participants shall be voted by the Trustee at each annual meeting and at each special meeting of the stockholders of the Company as directed by the Participants to whose Accounts such stock is credited. Fractional shares may be combined and voted by the Trustee to the extent possible to reflect the instructions of Participants credited with such shares. The Trustee shall vote unallocated shares of stock in the manner which it determines to be in the best interests of Plan Participants taking into account all facts and circumstances.

                  (b) As to allocated shares of stock, the Company shall cause each Participant to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the Company, together with an appropriate form for the Participant to indicate his voting instructions. If instructions are not received by the Trustee with respect to any allocated shares of stock within three (3) business days of such stockholder meeting, the Trustee shall vote the uninstructed allocated stock in the same proportions as the Trustee was instructed to vote with respect to the allocated shares for which it received instructions. Each Participant shall also be given similar rights to direct the Trustee as to the sale of securities pursuant to a tender offer and the exercise of any conversion privileges, subscription rights or other similar rights arising with respect to common stock of the Company credited to his Account. The Trustee shall hold confidential any and all voting or other instructions received from Participants.

         4.5 Diversification Option. Any Participant who has attained age fifty-five (55) and has ten (10) years of participation in the Plan shall be eligible to elect to have a portion of his Account treated in accordance with the following provisions:

                  (a) For the six (6) Plan Years immediately following the Plan Year in which the Participant first satisfies the age and participation requirements set forth above (the "Diversification Period"), the Participant may elect to have an amount equal to his Eligible Amount treated in accordance with the provisions of Section 4.5(c) of the Plan. Such election may be made during the first ninety (90) days of the Plan Year (the "Election Period") and shall be made in writing on forms provided by the Company.

                  (b) For purposes of this Section 4.5, the term "Eligible Amount" shall mean, in the first five (5) years of the Diversification Period, an amount equal to twenty-five percent (25%) of the value of a Participant's Account, to the extent such portion exceeds the amount which the Participant had previously elected to have treated under this Section 4.5. In the sixth year of the Diversification Period, the Eligible Amount shall be computed by substituting "fifty percent (50%)" for "twenty-five percent (25%)" in the preceding sentence. For purposes of determining the Eligible Amount, the Participant's Account shall be deemed to include any amounts previously transferred to another qualified retirement plan or distributed to the Participant pursuant to Sections 4.5(c)(ii) and (iii) of the Plan.

                  (c) The amount elected by the Participant pursuant to
Section 4.5(a) of the Plan for diversification shall, at the option of the Company, either:

                           (i) be invested in an investment option selected by
the Participant from among at least three (3) investment options made available by the Trustee (which options shall be consistent with regulations issued by the Secretary of the Treasury) within ninety (90) days after the expiration of the Election Period,

                           (ii) be transferred, within ninety (90) days after
the expiration of the Election Period, to another qualified retirement plan maintained by the Company (if any) which provides for participant-directed accounts and provides at least three (3) investment options, or

                           (iii) be distributed directly to such Participant
within ninety (90) days after the expiration of the Election Period. Where the value of the Participant's Account exceeds Five Thousand Dollars ($5,000), any distribution under this Section 4.5(c)(iii) shall be made only with the consent of the Participant, provided, however, that if the Participant fails to consent to such distribution, the Plan's obligations pursuant to this Section 4.5 shall be deemed fully satisfied.

         4.6 Benefit Limitations.

                  (a) Notwithstanding anything contained herein to the contrary, the annual additions made to the Participant's Account for any Limitation Year (which shall be the Plan Year), together with the annual additions on behalf of the Participant under any other Defined

Contribution Plan of the Company during the Limitation Year shall not exceed the lesser of (i) Thirty Thousand Dollars ($30,000) as adjusted pursuant to
Section 415(d) of the Code or (ii) twenty-five percent (25%) of the Participant's Limitation Year Compensation for such Limitation Year.

         Except as provided below, annual additions shall include all Company contributions and forfeitures allocated to a Participant's account under the Plan and any other Defined Contribution Plan of the Company plus all employee contributions to any other Defined Contribution Plan(s), excluding any rollover contributions, repayment or restoration of contributions or similar allocations under any other Defined Contribution Plan(s) of the Company.

         Annual additions shall not, however, include (i) any forfeitures of common stock of the Company allocated to a Participant's Account if such stock was acquired with the proceeds of an exempt loan (described in Section 6.5 of the Plan) or (ii) Company contributions deductible under Section 404(a)(9)(B) of the Code and charged against the Participant's Account.

         Company contributions made to a Participant's Account because of an erroneous forfeiture in a prior Limitation Year or an erroneous failure to allocate amounts in a prior Limitation Year shall not be considered an annual addition with respect to the Participant for the Limitation Year in which made but shall be considered an annual addition for the Limitation Year to which they relate. If the amount so contributed in the particular Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an annual addition for any Limitation Year.

         (b) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or under such other limited facts and circumstances as the Commissioner of the Internal Revenue Service may prescribe, a Participant's annual additions would exceed the limitations of Section 4.6(a) of the Plan, reductions in annual additions under any other Defined Contribution Plan(s) of the Company shall be made before reductions in annual additions under the Plan. Any Company contributions which cannot be allocated to a Participant's Account by reason of the limitations of this Section 4.6 shall be allocated to the Accounts to other Participants in accordance with Section 4.2 of the Plan until the maximum limitations under this Section 4.6 are reached for all Participants. Any stock which cannot be allocated to Participants' Accounts in a Plan Year shall be held in an unallocated suspense account (with income earned thereon) until the Plan Year in which it is first possible to allocate such stock to Participants' Accounts in accordance with this Section 4.6.

         (c) If a Participant has at any time been a participant in any Defined Benefit Plan maintained by the Company, then for any Limitation Year beginning prior to January 1, 2000, the sum of the Participant's Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction for such Limitation Year shall not exceed one (1.0). If the maximum limitation of this Section 4.6(c) is exceeded and annual additions on behalf of a Participant must be reduced, such reduction shall be accomplished in the manner described in Section 4.6(b) of the Plan and in any other Defined Contribution Plan of the Company.

         (d) For purposes of this Section 4.6, the following definitions apply:

                  (1) "Defined Contribution Plan" and "Defined Benefit Plan" shall have the meanings set forth in Section 415(k) of the Code and the regulations thereunder.

                  (2) "Defined Benefit Plan Fraction" for any Limitation Year shall mean a fraction:

                           (i) the numerator of which is the projected annual
benefit of a Participant (the annual benefit to which such Participant would be entitled under the terms of the Defined Benefit Plan on the assumptions that he continues employment until his normal retirement age as determined under the terms of such Defined Benefit Plan, or current age, if older, that his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement date, or current age, if older, and that all other relevant factors used to determined benefits under such Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years) under all Defined Benefit Plans ever maintained by the Company, determined as of the-close of the Limitation Year, and

                           (ii) the denominator of which is the lesser of:

                                    (A) the product of one and twenty-five
one-hundredths (1.25) multiplied by the dollar limitation in effect for such Limitation Year under Section 415(b)(1)(A) of the Code, or

                                    (B) the product of one and four tenths (1.4)
multiplied by the amount which may be taken into account under the percentage of Limitation Year Compensation limitation in effect for such Limitation Year under
Section 415(b)(1)(B) of the Code with respect to the Participant under such plans for such Limitation Year.

                  (3) "Defined Contribution Plan Fraction" shall mean a fraction:

                           (i) the numerator of which is the sum of the annual
additions to the Participant's accounts as of the close of the Limitation Year and all Prior Limitation Years under all Defined Contribution Plans ever maintained by the Company, and

                           (ii) the denominator of which is the sum of the
lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year included in the Participant's service with the Company:

                                    (A) the product of one and twenty-five one
hundredths (1.25) multiplied by the dollar limitation in effect for such Limitation Year under Section 415(c)(1)(A) of the Code (determined without regard to Section 415(c)(6) of the Code) or

                                    (B) the product of one and four tenths (1.4)
multiplied by the amount which may be taken into account under the percentage of Limitation Year Compensation limitation in effect for such Limitation Year under
Section 415(c)(1)(B) of the Code with respect to the Participant under such plan for the Limitation Year.

                  (4) "Limitation Year" shall mean the twelve (12)-consecutive month period beginning on January 1 and ending on December 31.

                  (5) "Limitation Year Compensation" shall mean the aggregate of all wages, salaries and other amounts paid for personal services actually rendered which are received by an Employee from the Company and all Affiliated Companies within a Limitation Year, to the extent that such amounts are includable in his gross income plus any elective deferrals (as defined in Section 402(g) of the Code) and any amount contributed or deferred at the election of the Employee which is not includable in the gross income of the Employee by reason of Section 125, 132(f)(4) or 457 of the Code. Limitation Year Compensation shall not include deferred compensation, stock options and other distributions which receive special tax benefit. Limitation Year Compensation shall be determined in accordance with the provisions of Section 415(c)(3) of the Code and the regulations issued thereunder.

                                   ARTICLE V

                                    BENEFITS

         5.1 Retirement Benefits. A Participant shall have a fully vested right to his Account upon retirement after reaching his Retirement Date. Benefits to such Participant shall be paid in the time and manner specified in Sections 5.5,
5.6 and 5.7 of the Plan.

         5.2 Disability Benefits. A Participant who incurs a Total and Permanent Disability while employed by the Company shall become fully vested in his Account upon becoming disabled. Benefits to such Participant shall be paid in the time and manner specified in Sections 5.5, 5.6 and 5.7 of the Plan.

         5.3 Death Benefits. Upon the death of a Participant while employed by the Company, his Account shall fully vest, and the total amount of his Account shall be payable to his designated Beneficiary. Upon the death of a Participant whose employment with the Company has terminated, but who has not received his benefits under the Plan, the vested portion of his Account (determined under Section 5.4 of the Plan) shall be payable to his designated Beneficiary. Payment of such benefits shall be made in accordance with Sections 5.5, 5.6 and 5.7 of the Plan.

                  (a) Notwithstanding the designation of any other Beneficiary, the nonforfeitable accrued benefit of a Participant who dies before beginning to receive benefits under the Plan shall be paid, in full, to his surviving spouse, if the Participant has been legally married to such spouse for at least one year prior to the Participant's death,

                           (1) unless the surviving spouse consents in writing
to the designation of another Beneficiary, and such consent is witnessed by the Administrative Board or its designee or a notary public, or

                           (2) unless it is established to the satisfaction of
the Administrative Board or its designee that the required consent may not be obtained because there is no spouse, because the spouse may not be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulation;

                  (b) A designation of Beneficiary may, without notice to the Beneficiary, be changed or revoked by the Participant at any time, provided, however, that, with respect to a married Participant, a designation of a Beneficiary to which the Participant's spouse consented pursuant to
Section 5.3(a)(1) of the Plan may be revoked, but a new Beneficiary may not be designated unless either (i) the Participant's spouse consents to the designation of a new Beneficiary (under the procedure set forth in Section 5.3(a) of the Plan) or (ii) the spouse's original consent expressly allowed such designation to be changed without the spouse's consent. The designation of any Beneficiary and any change or revocation thereof shall be made in writing on forms provided by the Company and shall not be effective unless and until filed with the Company. If a Participant fails to designate a Beneficiary under this Plan or if no designated Beneficiary survives the Participant, any amount payable upon the death of a Participant shall be paid to the Participant's estate.

         5.4 Benefits Upon Severance from Service.

                  (a) Vested Benefit. A Participant who terminates employment prior to his Retirement Date for reasons other an death or Total and Permanent Disability shall be entitled to receive the vested portion of his Account, based on his Years of Service as of his termination of employment and determined in accordance with the following table:


                   Years of Service                                     Percentage Vested
                   ----------------                                     -----------------
                 Less than 1 full year                                        None
                     1 full years                                              20%
                     2 full years                                              40%
                     3 full years                                              60%
                     4 full years                                              80%
                 5 full years or more                                         100%

         Such benefits shall be paid in accordance with Sections 5.5, 5.6 and
5.7 of the Plan.

                  (b) Determination of Years of Service. In determining Years of Service for purposes of this Section 5.4, all Years of Service shall be taken into account, except that with respect to a Participant who is reemployed after termination employment, the following Years of Service may be disregarded:

                           (i) Years of Service occurring prior to a One Year
Break in Service shall not be taken into account until the Participant has completed a Year of Service after such One Year Break in Service.

                           (ii) In the case of any Participant who has no vested
interest in his Account at his termination if employment, Years of Service occurring before a Break in Service shall not be taken into account if the number of consecutive One Year Breaks in Service exceeds the greater of (A) five
(5) or (B) the Participant's Years of Service before such consecutive One Year Break in Service.

                           (iii) Once a Participant has incurred five (5)
consecutive One Year Breaks in Service, Years of Service occurring after such five (5) consecutive One Year Breaks in Service shall not be counted in determining the Participant's vested interest in the amount in his Account prior to such five (5) consecutive One Year Breaks in Service.

                  (c) Forfeiture of Non-Vested Amount. Subject to the provisions of Section 5.4(d) of the Plan, the excess of (i) the amount in the Account of a Participant whose termination of employment has occurred over (ii) the amount vested in accordance with the vesting schedule set forth in Section 5.4(a) of the Plan (hereinafter the "non-vested amount") shall be forfeited on the last day of the Plan Year during which the Participant incurs five (5) consecutive One Year Breaks in Service provided, however, that if the Participant is rehired and performs an Hour of Service before he incurs Five (5) consecutive One Year Breaks in Service, (i) the forfeited amount shall be recredited to the Participant's Account, and (ii) the Participant shall continue to earn future Years of Service for purposes of determining the vested amount in his Account without regard to his cessation of employment.

         Subject to the immediately preceding paragraph, any amounts forfeited pursuant to this Section 5.4(c) shall be allocated among the Accounts of the other Participants in the Plan during the Plan Year within which such forfeitures occur, in the same manner as Company contributions for such Plan Year are allocated under Article IV of the Plan.

                  (d) Distribution Prior to Full Vesting.In the event that a distribution is made pursuant to Section 5.4(a) of the Plan to a Participant who, at the time of such distribution, is not one hundred percent (100%) vested in his Account, the following rules shall apply:

                           (i) When the total vested amount, not exceeding the
Five Thousand Dollars ($5,000), in the Participant's Account is distributed to such Participant in a lump-sum following such Participant's termination of employment pursuant to the terms of Section 5.6(b) of the Plan, the non-vested amount in the Participant's Account shall be forfeited upon the date of such distribution.

                           (ii) When the total vested portion of the
participant's Account, which vested portion exceeds Five Thousand Dollars ($5,000), is distributed to such Participant following such Participant's termination of employment pursuant to the Participant's voluntary election to receive such distribution, the non-vested amount in the Participant's Account shall be forfeited upon the date of such distribution.

                           (iii) If a Participant who has received a
distribution pursuant to Section 5.4(d)(i) or (ii) of the Plan is rehired and performs an Hour of Service before he incurs five (5) consecutive One Year Breaks in Service and such Participant repays the amount of his previous distribution within five (5) years of the date he is rehired, the forfeited amount shall be re-credited to such Participant's Account and the Participant shall continue to earn future Years of Service for purposes of determining the vested amount in his Account without regard to his cessation of employment.

                           (iv) The amount required to be re-credited pursuant
to Subparagraph (iii) above shall in no event be less than the non-vested amount in the Participant's Account at the time of the forfeiture, unadjusted by subsequent gains or losses.

                           (v) The funds needed to re-credit such Participant's
Account shall be drawn first from any amounts forfeited by Participants employed by the Company during the year such re-crediting is required. If such forfeitures are not sufficient to fully restore the forfeited amount to the Participant's Account, the Company shall make a special contribution earmarked to fund the remainder of the amount needed.

                           (vi) Subject to Section 5.4(d)(v) of the Plan, any
amounts forfeited pursuant to this Section 5.4(d) shall be allocated among the Accounts of the other Participants in the Plan during the plan Year within which such forfeitures occur, in the same manner as Company contributions for such Plan Year are allocated under Article IV of the Plan.

         5.5 Form of Distributions.

                  (a) In General. Distributions shall be made in whole shares of Company common stock or, at the election of the Participant, in cash. The value of any fractional shares of Company common stock shall be distributed in cash. The above-referenced right to receive distributions in the form of shares of Company common stock shall be automatically terminated in the event of the sale or other disposition by the Trustee of all shares of Company common stock held by the Trust.

         Unless the Participant elects otherwise, his benefits under the Plan shall be paid in substantially equal periodic payments (not less frequently than annually) over a period not longer than five (5) years

                  (b) Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 5.5(b), with respect to all distributions made from the Plan on and after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Administrative Board, to have all or any portion of an Eligible Rollover Distribution paid in a Direct Rollover to an Eligible Retirement Plan specified by the Distributee.

         As used in this Section 5.5(b), the following terms shall have the following meanings:

                           (i) "Eligible Rollover Distribution" shall mean any
distribution of all or any portion of the balance to the credit of a Distributee under the Plan, except that the term "Eligible Rollover Distribution" shall not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten (10) years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv) made after December 31, 1999.

                           (ii) "Eligible Retirement Plan" shall mean an
individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution made to the surviving spouse of an Employee or former Employee, the term " Eligible Retirement Plan" shall mean an individual retirement account described in
Section 408(a) of the Code or an individual retirement annuity described in
Section 408(b) of the Code.

                           (iii) "Distributee" shall mean an Employee or former
Employee. In addition, the term "Distributee" shall mean the surviving spouse of an Employee or former Employee, or the spouse or former spouse of an Employee or former Employee who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code), with regard to the interest of such surviving spouse, spouse or former spouse under the Plan.

                           (iv) "Direct Rollover" shall mean a payment by the
Plan to the Eligible Retirement Plan specified by the Distributee.

         5.6 Timing of Distributions.

                  (a) In General. Distribution of the vested portion of Participant's Account may begin at such time prior to the date specified in
Section 5.6(c) of the Plan as the Administrative Board may determine, provided, however, that unless the Participant elects otherwise, the distribution of his benefits under the Plan shall begin no later than one (1) year after the close of (i) the Plan Year in which the Participant's employment terminates by reason of retirement on or after his Retirement Date, or by reason of his death or Total and Permanent Disability or (ii) one (1) year after the close of the fifth
(5th) Plan Year following the Plan Year in which the Participant otherwise terminates employment unless the Participant is reemployed by the Company before distribution is required to begin under this clause (ii). The foregoing requirement shall not, however, require distribution of any portion of a Participant's Account which consists of Company stock acquired with the proceeds of an exempt loan (described in Section 6.5 of the Plan) prior to the close of the Plan Year in which such loan is repaid in full.

                  (b) Participant Consent to Certain Distributions. Notwithstanding the foregoing, if the value of the vested portion of a Participant's Account exceeds Five Thousand Dollars ($5,000) or exceeded Five Thousand Dollars ($5,000) at the time of any prior distribution from the Plan, no distribution may be made to the Participant prior to the Participant's Retirement Date, unless the Participant consents in writing to an earlier distribution. Where the vested portion of a deceased Participant's Account exceeds Five Thousand Dollars ($5,000) or exceeded Five Thousand Dollars ($5,000) at the time of any prior distribution from the Plan, any distribution due to the Participant's surviving spouse under Section 5.3 of the Plan may not be made prior to the date on which the Participant would have reached his Retirement Date, unless the spouse consents in writing to an earlier distribution. If the vested portion of the Participant's Account does not exceed Five Thousand Dollars ($5,000) and did not exceed Five Thousand Dollars ($5,000) at the time of any prior distribution from the Plan, the full amount of the vested portion of such Account shall be distributed in a lump sum as soon as administratively feasible following the Participant's termination of employment.

                  (c) Latest Distribution Date. Unless a Participant elects otherwise, in no event shall distributions commence later than the sixtieth
(60th) day following the close of the Plan Year in which the latest of the following events occur:

                           (i) the Participant reaches his Retirement Date;

                           (ii) the tenth (10th) anniversary of the date on
which the Participant commenced participation in the Plan; or

                           (iii) the Participant's employment with the Company
terminates.

         5.7 Limitations on Distributions.

                  (a) Notwithstanding anything contained herein to the contrary and in accordance with the provisions of Section 401(a)(9) of the Code, distribution of retirement benefits shall begin no later than April 1 of the calendar year following the calendar year in which a Participant attains age seventy and one-half (70-1/2), provided, however, distribution to a Participant who was not a Five-Percent Owner at any time during the five (5) Plan-Year period ending in the calendar year in which the Participant attained age seventy and one-half (70-1/2) need not begin until the Participant actually retires.

                  (b) All benefit distributions must be paid over a period of time which does not exceed the life expectancy of the Participant or the combined life expectancy of the Participant and his designated Beneficiary. In the event a Participant dies after distribution of his benefits has begun, but before the Participant's full benefits have been distributed, the remaining portion of such benefits shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death. In the event a Participant dies prior to commencement of the receipt of benefits, the death benefits attributable to such deceased Participant shall be distributed within five (5) years of the Participant's death, provided, however, that any portion of the death benefits which is payable to (or for the benefit of) a designated Beneficiary may be distributed, commencing within one (1) year of the Participant's death, over the life of such designated Beneficiary (or over a period not extending beyond the life of such designated Beneficiary) and further provided that if the designated Beneficiary is the Participant's surviving spouse, distribution need not begin earlier than the date on which the Participant would have attained age seventy and one-half (70-1/2). For purposes of this paragraph, the term "designated Beneficiary" means any individual designated as a Beneficiary by the Participant.

         5.8 Amendments to Vesting Provisions of Plan. Anything to the contrary in the Plan notwithstanding, the vesting provisions of the Plan shall not be amended so as to result in the nonforfeitable percentage of the accrued benefit of any Participant, determined as of the later of the date of adoption or effectiveness of such amendment, being less than his nonforfeitable percentage computed under the Plan without regard to such amendment. If an amendment to the Plan changes any vesting schedule hereunder, each Participant having at least three (3) Years of Service will be permitted to elect, within a reasonable period after the adoption of such amendment, to have the nonforfeitable percentage of his benefits accrued under the Plan computed without regard to such amendment, unless such Participant's nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage computed without regard to such amendment.

         5.9 Top-Heavy Contingency.

                  (a) Application. The provisions of this Section 5.9 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a Top-Heavy Plan (as defined below) under Section 416(g) of the Code for any Plan Year.

                  (b) Determination of Top-Heavy Status of Plan. The determination as to whether the Plan has become a Top-Heavy Plan for any Plan Year shall be made as of the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year (the "Determination Date"), and the Plan shall be a "Top-Heavy Plan" only if the aggregate Account balances under the Plan for Key Employees (as defined below) exceeds sixty percent (60%) of the aggregate Account balances under the Plan for all Employees and former Employees. For this purpose, the aggregate Account balances shall be computed and adjusted pursuant to Section 416(g) of the Code and the regulations issued thereunder.

         As used herein, the term "Key Employee" shall mean any Employee or former Employee who, at any time during the current Plan Year or any of the four
(4) preceding Plan Years, meets the criteria under Section 416(i)(1) of the Code. A Key Employee shall include the following:

                           (i) an officer of a Company or an Affiliated Company
if such individual's annual compensation from the Company and all Affiliated Companies exceeds fifty percent (50%) of the dollar limitation then in effect under Section 415(b)(1)(A) of the Code;

                           (ii) an actual or constructive owner (using the
attribution rules of Section 318 of the Code) of both more than a one-half of one percent (1/2%) interest in the total ownership value of, and of one of the ten (10) largest percentage ownership interests in value in, a Company or an Affiliated Company if such individual's compensation from the Company and all Affiliated Companies exceeds one hundred percent (100%) of the dollar limitation then in effect under
Section 415(c)(1)(A) of the Code;

                           (iii) a Five-Percent Owner;

                           (iv) a "one-percent owner" (as defined in
Section 416(i)(1)(B)(ii) of the Code) of a Company or an Affiliated Company who has annual compensation from the Company and all Affiliated Companies of more than One Hundred Fifty Thousand Dollars ($150,000); or

                           (v) Beneficiary of any deceased Employee or former
Employee described in clause (i), (ii), (iii) or (iv) above. In the event the Beneficiary of a deceased Employee or former Employee qualifies as a Key Employee, any benefits payable to such Beneficiary shall be treated as benefits paid to a Key Employee.

         For purposes of clauses (i), (ii) and (iv) above, the term "compensation" shall mean compensation as defined in Section 414(q)(7) of the Code. For purposes of clause (i) above, no more than fifty (50) employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of all employees) shall be treated as officers.

         The term "Non-Key Employee" shall mean any Employee or former Employee who is not currently a Key Employee. The term "Non-Key Employee" shall include former Key Employees, but such former Key Employees shall be excluded entirely from the calculations to determine whether the Plan is a Top-Heavy Plan.

                  (c) Consideration of Multiple Plans in Determining Top-Heavy Status of Plan. All plans of the Company or an Affiliated Company which are included in a Required

Aggregation Group or in a Permissive Aggregation Group (both as defined below) with this Plan shall be considered together in determining whether this Plan is a Top-Heavy Plan. Each plan of the Company or an Affiliated Company which is required to be included in an aggregation group (whether required or permissive) shall be treated as a Top-Heavy Plan if such group is a Top-Heavy Group (as defined below). For this purpose, a "Required Aggregation Group" shall mean (i) each plan of the Company or an Affiliated Company in which a Key Employee is a participant plus (ii) each other plan of the Company or an Affiliated Company which is required to exist in order for the plans contained in (1), above, to meet the nondiscrimination requirements of Section 401(a) (4) or 410 of the Code. A "Permissive Aggregation Group" shall mean (1) a Required Aggregation Group plus (ii) any other plan or plans of the Company or an Affiliated Company which are able to separately meet the nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code but which the Sponsor elects to include within such group.

         An aggregation group (either permissive or required) shall be a "Top-Heavy Group" only if the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and (b) the total of the account balances for Key Employees under all defined contribution plans included in such group exceeds sixty percent (60%) of the accrued benefits and account balances determined for all employees and former employees covered under such plans. For accrued aggregate under the this purpose, account balances shall be computed and adjusted pursuant to the principles of Section 416(g) of the Code. In determining the cumulative accrued benefits and account balances for purposes of this top-heavy test:

                           (i) the present value of the cumulative benefits of
all Key Employees shall be increased by the distributions made with respect to each such individual plan during the previous five (5) years (ending on the Determination Date). This provision shall also apply to distributions under a terminated plan which would have been required to be included in an aggregation group had the plan not been terminated;

                           (ii) the extent to which rollovers and transfers are
to be taken into account shall be determined in accordance with Section 416 of the Code and the regulations issued thereunder; and

                           (iii) the account balances and accrued benefits of
(a) an individual who is not currently a Key Employee but who was a Key Employee in a prior year or (b) an individual who is a Key Employee but who has not performed any services for the Company or an Affiliated Company at any time during the five (5)-year period ending on the Determination Date, shall be disregarded.

                  (d) Minimum Benefits. For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is a Non-Key Employee and who is employed by the Company on the last day of the Plan Year shall receive a minimum allocation of Company contributions and/or forfeitures to his Account under this Plan which, when combined with the amount of any other contributions and/or forfeitures allocated to such Participant's accounts under any other defined contribution plans maintained by the Company or any Affiliated Company, shall be no less than the lesser of (i) three percent (3%) of his Limitation Year Compensation for such Plan Year or (ii) such percentage of his Limitation Year Compensation for such Plan Year which is equal to the highest percentage of Limitation Year Compensation which any Key Employee received in the form of Company contributions and/or forfeitures to his Account in this Plan for such Plan Year.

         For any Plan Year in which a Required Aggregation Group of which this Plan is a member is a Top-Heavy Group, the minimum top-heavy benefit with respect to each Participant in this Plan (other than Key Employees) who also participates in any defined benefit plan of the Company or any Affiliated Company shall be provided solely under this Plan, in lieu of any minimum benefit under such defined benefit plan. Each such Participants shall, if employed on the last day of the Plan Year, received a minimum allocation of contributions and/or forfeitures totaling at least five percent (5%) of his Limitation Year Compensation for such Plan Year.

         Any contributions made to a Non-Key Employee's accounts under any defined contribution plans maintained by the Company or any Affiliated Company which were made on behalf of such Non-Key Employee pursuant to a cash or deferred arrangements satisfying the requirements of Section 401(k) of the Code may not be used to satisfy this minimum allocation requirement.

         For purposes of this Section 5.9(d), the term "Limitation Year Compensation" shall have the same meaning as set forth in Section 4.6(d)(5) of the Plan provided, however, that a Participant's Limitation Year Compensation for any Plan Year shall not include any amounts in excess of One Hundred Fifty Thousand Dollars ($150,000) or, effective as of January 1, 2002, Two Hundred Thousand Dollars ($200,000), as adjusted for increases in the cost of living pursuant to Section 401(a) (17) of the Code.

                  (e) 415 Limit Adjustments. If the Plan is a Top-Heavy Plan for any Plan Year, the references to a factor of one and twenty-five one-hundredths (1.25) in Sections 4.6(d)(2)(ii) and 4.6(d)(3)(ii) of the Plan shall be changed to references to a factor of one (1.0).

                                   ARTICLE VI

                                 THE TRUST FUND

         6.1 Contributions Held in Trust. Contributions shall be held in a Trust Fund maintained by Trustee, pursuant to the terms of the Trust Agreement. No Employee, Participant, surviving spouse or Beneficiary under this Plan or any other person shall have any interest in or right to any part of the Plan except as and to the extent provided by the terms of the Plan.

         6.2 No Guarantee of Security Values. The Company does not guarantee or represent in any way that the value of Company common stock in which the Participant has an interest will increase or will not decrease. Each Participant assumes all risks in connection with any changes in the value of the Company common stock in which his Account is invested.

         6.3 Responsibility of Trustee.

                  (a) The Sponsor shall enter into a Trust Agreement with a Trustee to be designated by the Administrative Board, which Trustee shall serve at the pleasure of the Administrative Board. The Trust Agreement shall provide, among other things, for a Trust Fund (to be administered by the Trustee) to which all contributions shall be made and from which all distributions shall be made, and the Trustee shall have such rights, powers and duties as the Administrative Board shall from time to time determine. All assets of the Trust Fund shall be held, invested and reinvested in accordance with the provisions of the Trust Agreement and the Plan. The Trustee shall be responsible solely for the safekeeping of the assets of the Trust Fund and shall have no responsibility for the operation or administration of the Plan, except as expressly provided herein. The Trustee shall have the authority to make distributions from the Trust Fund and to pay monies at the direction of the Administrative Board or its designee and in accordance with the terms of this Plan.

                  (b) The Trustee shall evaluate the Trust Fund at fair market value as of the close of business on each Valuation Date. In making such evaluation, the Trustee shall deduct all charges, expenses and other liabilities, if any, contingent or otherwise, then chargeable against the Trust Fund, in order to give effect to income realized and expenses paid or incurred, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments since the last previous evaluation. As soon as practicable after such evaluation, the Trustee shall deliver in writing to the Administrative Board and to the Board of Directors of the Sponsor an evaluation of the Trust Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) since the last previous evaluation.

         6.4 Expenses of the Plan. Neither the principal nor the income of the Trust Fund shall be used for any purpose whatsoever other than for exclusive benefit of Participants, retired Participants, surviving spouses, and Beneficiaries, to meet the necessary expenses of the Plan, or as provided in
Section 9.8 of the Plan. All expenses of the Plan and Trust shall be paid from the Trust Fund, unless paid directly by the Company in its discretion.

         6.5 Exempt Loans.

                  (a) Terms. The Board of Directors may direct the Trustee to obtain loans. Any such loan shall meet all requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulations
Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participant and Beneficiaries.

         The proceeds of any such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Company common stock, repay the loan, or repay any prior loan. Any such loan shall provide for no more than a reasonable rate of interest, as determined under

Treasury Regulations Section 54.4975-7(b)(7), and must be without recourse against the Plan. The number of years to maturity under the loan must be definitely ascertainable at all times.

         The only assets of the Plan that may be given as collateral for a loan are shares of Company common stock acquired with the proceeds of the loan and shares of Company common stock that were used as collateral on a prior loan repaid with the proceeds of the current loan. Such Company common stock so pledged shall be placed in a Suspense Account. No person entitled to payments under a loan shall have recourse against Trust assets other than such collateral, contributions that are available under the Plan the meet obligations under the loan, and earnings attributable to such collateral and the investment of such contributions. All contributions paid during the Plan Year in which a loan is made (whether before or after the date the proceeds of the loan are received), all contributions paid thereafter until the loan has been repaid in full, and all earnings from investment of such contributions, without regard to whether any such contributions and earnings have been allocated to Participants' Accounts, shall be available to meet obligations under the loan, unless otherwise provided by the Company at the time any such contribution is made.

         Any pledge of Company common stock must provide for the release of shares so pledged, as provided below, upon the payment of any portion of the loan. For each Plan Year during the duration of the loan, the number of shares of Company common stock released from such pledge must equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years. Such future years shall be determined without taking into account any possible extension or renewal periods. In the event the interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year.

                  (b) Amounts Available for Loan Payments. Payments of principal and interest on any such loan during a Plan Year shall be made by the Trustee (as directed by the Administrative Board) only from (1) Company contributions to the Trust made to meet the Plan's obligation under loan and from any earnings attributable to Company common stock held as collateral for a loan (both received during or prior to the Plan Year), less such payment in prior years;
(2) the proceeds of a subsequent loan made to repay a prior loan; and (3) the proceeds of the sale of any Company common stock held as collateral for a loan. Such contributions and earnings must be accounted for separately by the Plan until the loan is repaid.

                  (c) Allocation of Released Stock.. Company common stock released by reason of the payment of principal or interest on a loan, which payment is attributable to Company contributions or dividends on Company common stock, shall immediately, upon release, be credited to the Participants' Accounts in accordance with the principles of Section 4.2(a) of the Plan. Company common stock released by reason of the payment of principal or interest on a loan, which payment is attributable to the sale of any Company common stock held as collateral for such loan, shall immediately, upon release, be credited to the Participants' Accounts in proportion to the respective opening account balances of such Accounts as of the first day of the applicable Plan Year.

                  (d) Company Contributions. The Company intends to contribute to the Trust, subject to its complete discretion, sufficient amounts to enable the Trustee to pay principal and interest on any such loans as they are due, provided, however, that no such contribution shall exceed the limitations in Section 4.6 of the Plan, or cause the Company to fail to meet its regulatory capital requirements.


                                  ARTICLE VII

                           ADMINISTRATION OF THE PLAN

         7.1 Administrative Board. The Plan shall be administered by an Administrative Board consisting of at least three (3) members who shall be appointed from time to time by the Board of Directors and who shall serve at the pleasure of the Board of Directors. The members of the Administrative Board shall not receive any compensation for their services. The Administrative Board may perform any or all duties and exercise any or all powers of the Company under this Plan unless specifically reserved herein for the Board of Directors.

         7.2 Organization of Administrative Board. The Board of Directors shall appoint the Chairman of the Administrative Board. The members of the Administrative Board shall appoint a Secretary, who may be, but need not be, a member of the Administrative Board. The Administrative Board shall have the power to assign or allocate any of its responsibilities among its members (except the Chairmanship of the Administrative Board), and to designate one or more persons (including persons who are not members of the Administrative Board) to execute or deliver any instruments or make any payments on their behalf.


         7.3 Meetings of Administrative Board. The Administrative Board shall hold meetings upon call by the Chairman or by a majority of the members at such place or places and at such time or at such intervals as may be stated in the call, as well as such meetings the place and time of which are fixed in advance by the Administrative Board. A majority of the members of the Administrative Board at any time in office shall constitute a quorum for the transaction of business. All resolutions adopted or other actions taken by the Administrative

Board shall be by the vote of a majority of those present at a meeting or by a majority of the members of the Administrative Board if no meeting is held. Minutes of all meetings shall be made and preserved. No member of the Administrative Board may vote or take any other action with respect to a matter pertaining solely to himself.


         7.4 Powers and Duties of the Administrative Board. Subject to the limitations of the Plan, the Administrative Board shall have the powers necessary to discharge its duties hereunder. Any action on matters within the discretion of the Administrative Board shall be final and conclusive as to all interested persons. The powers and duties of the Administrative Board include, but are not limited to, the following:

                  (a) To make all determinations as to the right of any person to a benefit under the Plan and to issue directions to the Trustee accordingly;

                  (b) To comply with applicable laws and governmental regulations relating to the Plan and to provide for the furnishing of such reports to Participants, the Internal Revenue Service, the Department of Labor and such other agencies as may be necessary for compliance;

                  (c) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (d) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                  (e) To fix minimum periods of notice where notice is required;

                  (f) To prepare and distribute, in such manner as the Administrative Board determines to be appropriate, information explaining the Plan;

                  (g) To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (h) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund;

                  (i) To cause to be prepared and submitted to the Board of Directors within a reasonable time after the end of the Plan Year a report or reports showing the fiscal transactions under the Plan, and under all existing Trust Agreement(s) for such preceding Plan Year;

                  (j) To certify to the Trustee such information, records and data as may be necessary from time to time in the proper administration of the Plan and in the distribution of benefits in accordance with the provisions of the Plan;

                  (k) To select or change the Trustee, recordkeeper or investment advisor;

                  (l) To provide for the systematic review of the performance of the Trustee;

                  (m) To direct the purchase of such policies of fiduciary insurance and fidelity bonds as it deems appropriate;

                  (n) To prescribe its own rules of procedure, its decisions pursuant to which as to any questions shall be binding upon all persons, provided the provisions of the Plan are not contravened;

                  (o) To cause to be maintained such books of account, records and other data as may be necessary or advisable in its judgment for the purpose of the proper administration of the Plan;

                  (p) To employ such agents, attorneys, advisors and clerical assistants as it deems necessary; and

                  (q) To direct the Trustee concerning all payments that shall be made out of the Trust Fund pursuant to the provisions of the Plan.

         All rules and decisions of the Administrative Board shall be uniformly and consistently applied to all persons in similar circumstances. The Administrative Board shall be entitled to rely upon certificates of the Company and the Trustee as to information pertinent to any calculation or determination made pursuant to the Plan.

         7.5 Claim Procedure.

                  (a) A Participant or Beneficiary (hereinafter collectively referred to as the "Claimant") may file with the Administrative Board a written claim for benefits and/or rights under the Plan. The Administrative Board or its delegate, within a reasonable time not to exceed sixty (60) days, unless special circumstances require an extension of time of not more than an additional sixty
(60) days (in which event the Claimant will be notified of the delay during the first sixty (60) day period), shall provide adequate notice in writing to any Claimant whose claim for benefits has been denied, in whole or in part, setting forth (i) the specific reasons for denial, (ii) specific reference to the provision(s) of the Plan on which the denial is based, (iii) if applicable, a description of any additional material or information required to perfect the claim and an explanation of why such material or information is necessary and
(iv) information as to the steps to be taken in order for the denial of the claim to be reviewed.

                  (b) If a claim is denied, the Claimant may file an appeal of the denied claim for benefits with the Administrative Board or its delegate within sixty (60) days after notice of denial. The Claimant shall have the right to review pertinent documents and submit issues and comments in writing to the Administrative Board, which shall notify the Claimant of its decision on the appeal of the denied claim. Such decision shall be rendered in writing as soon as possible after the decision is made, but in no event more than sixty (60) days after receipt of the appeal, and if the appeal is denied, shall include (i) specific reasons for the decision, and (ii) specific reference to the provision(s) of the Plan on which the decision is based. Such decision of the Administrative Board shall be final.

         Anything to the contrary in the foregoing notwithstanding, the claim procedure shall comply with all the requirements of Section 503 of ERISA and the regulations thereunder.


                  (c) No Claimant shall institute any action or proceeding in any court of law or equity, state or federal, or before any administrative tribunal, for a claim for benefits under the Plan, until he has first exhausted the procedures set forth in this Section 7.5.

         7.6 Limitation of Co-Fiduciary Liability. Neither the Company, the Board of Directors, the Administrative Board (including the individual members thereof and the Secretary), nor any Employee who is deemed to be a fiduciary under the Plan shall be liable for a breach of fiduciary responsibility by another fiduciary under the Plan except as provided in Section 405(a) of ERISA

         7.7 Allocation and Delegation of Fiduciary Duties.

                  (a) The Administrative Board is hereby .designated as the "named fiduciary" of the Plan within the meaning of Sections 402(a) and 402(c) of ERISA with respect to the operation and administration of the Plan. The Trustee is hereby designated as the "named fiduciary" of the Plan within the meaning of Sections 402(a) and 402(c) of ERISA with respect to the management of the assets of the Trust.

                  (b) The Administrative Board may establish procedures for (i) the allocation of fiduciary responsibilities under the Plan among its members and (ii) the designation of persons, including Participants hereunder other than members of the Administrative Board, to carry out fiduciary or other responsibilities under the Plan. If any fiduciary responsibility is allocated or if any person is designated to carry out any responsibility pursuant to the last preceding sentence, the other fiduciaries will not be liable for any act or omission of such person in carrying out such responsibility, except as provided in Section 405(c)(2) of ERISA.

         7.8 Indemnification for Liability. To the extent permitted by law, the Company shall indemnify and hold harmless any of its officers and employees, any member of the Board of Directors, any member of the Administrative Board, any other person or organization (other than the Trustee or any Investment Manager) acting with respect to the Plan at the request of the Company or the Administrative Board, and may in its discretion so indemnify the Trustee from any and all claims, demands, suits or proceedings, for liability, loss, damage, penalty, or tax (including payment of legal fees and expenses in connection with defense against same) brought by any Participant, Beneficiary, Employee or any other person, corporation, governmental agency, or other entity, arising from any act or failure to act which constitutes or is alleged to constitute a prohibited transaction or a breach of such individual's fiduciary responsibilities with respect to the Plan under ERISA or any other law, provided, however, that such indemnification shall not apply to any willful misconduct, willful failure to act, or gross negligence.


                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

         8.1 Right of Termination; Exclusive Benefit Rule. While it is the intention of the Company to continue the Plan so long as the Code permits, the Board of Directors, or if the Board of Directors so resolves, the Administrative Board shall, with respect to all Participants, have the right to terminate the Plan at any time or to amend the Plan at any time or from time to time; provided, however, that no such amendment or termination shall be effective which (i) shall contravene any applicable statute or attempt to transfer any part of the funds held by the Trustee for purposes other than for the exclusive benefit of Participants or Beneficiaries or (ii) shall cause or permit any portion of the funds held by the Trustee under the Plan to revert to or become the property of the Company, except as provided in
Section 9.8 of the Plan.

         8.2 Vesting and Allocation of Assets on Termination of Plan.

                  (a) In the event the Plan is terminated or partially terminated or upon complete discontinuance of contributions under the Plan (all within the meaning of Section 411(d)(3) of the Code and Treasury Regulations thereunder), the rights of all affected Participants accrued under the Plan to the date of such termination, partial termination or complete discontinuance shall be nonforfeitable, provided, however, that a Participant's recourse for satisfaction of such rights shall be limited to assets of the Plan.

                  (b) Any distribution after termination of the Plan may be made at any time, and from time to time, in whole or in part, to the extent that no discrimination in value results, in cash, in securities or in other assets in kind as the Company, in its discretion, may determine and so direct the Trustee. In making any such distribution, any and all determinations, divisions, appraisals, apportionments and allotments so made shall be final and conclusive.

         8.3 Right to Amend. Notwithstanding anything in the Plan to the contrary, the Board of Directors may adopt any and all modifications of the Plan which such Board shall deem necessary or appropriate, provided, however, that no such modification shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants, retired Participants, or Beneficiaries under the Plan, except as provided in Section 9.8 of the Plan. No modification or amendment shall be made which has the effect of decreasing the accrued benefit of any participant or of reducing a Participant's vested percentage in such accrued benefit.

         8.4 Merger, Consolidation, or Transfer of Assets. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant, retired Participant or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had been terminated.


                                   ARTICLE IX

                                     GENERAL

         9.1 Forms. All consents, elections, applications, designations, etc., required or permitted under the Plan must be made on forms prescribed and furnished by the Company.

         9.2 Assignment. Benefits provided under this Plan shall not be subject to assignment, alienation, transfer, hypothecation, encumbrance, commutation or anticipation. No right or claim to any of the monies or other assets under the Plan shall be assignable, nor shall such rights or claims be subject to garnishment, attachment, execution, or levy of any kind, and any attempt to assign, transfer, pledge, encumber, commute or anticipate the same will not be recognized by the Company or the Trustee except to such an extent as may be required by law.

         Notwithstanding the above, benefits shall be payable to an individual other than a Participant in accordance with the applicable requirements of a Qualified Domestic Relations Order (as defined below) pursuant to the following provisions:

                  (i) A "Qualified Domestic Relations Order" shall mean a judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, which creates or recognizes the existence of an alternative payee's right to, or which assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and which meets the following requirements:

                           (A) such order shall specify the name and last known
mailing address (if any) of he Participant and each alternate payee covered by the order,

                           (B) such order shall specify the amount or percentage
of the Participant's benefits to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined,

                           (C) such order shall specify the number of payments
or period to which such order applies,

                           (D) such order shall specify each plan to which such
order applies,

                           (E) such order shall not require the Plan to provide
any type or form of benefits or any option not otherwise provided under the Plan,

                           (F) such order shall not require the Plan to provide
increased benefits (determined on the basis of actuarial value), and

                           (G) such order shall not require the payment of
benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

                  (ii) The Administrative Board shall determine a set of nondiscriminatory and reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with Section 414(p) of the Code.

         9.3 Payments to Incompetents. Upon direction from the Company to the Trustee (i) that a person entitled to receive any benefits under the Plan is physically or mentally incompetent to receive such benefits and to give a valid release therefore, (ii) that another person or an institution is then maintaining or has custody of such Participant or Beneficiary, and (iii) that no guardian, committee or other representative of the estate of such Participant or Beneficiary has been duly appointed, the Trustee may pay such benefits to such other person or institution, and the release of such other person or institution shall be a valid and complete discharge for such payment.

         9.4 Payments to Minors. In the absence of the appointment of a legal guardian, any amount payable to a minor may be paid at a rate not exceeding One Hundred Dollars ($100) a month to such adult or adults as have, in the opinion of the Company as communicated to the Trustee, assumed the custody or principal support of such minor.

         9.5 Inability to Locate Participants or Beneficiaries. If the Company is unable, after reasonable effort, to ascertain the identity, whereabouts or existence of any Participant or Beneficiary to whom a benefit is payable under this Plan, the benefit otherwise payable to the Participant or Beneficiary shall be forfeited, anything to the contrary contained elsewhere in this Plan notwithstanding; provided, however, that any benefits so forfeited shall be reinstated if a claim is subsequently made by such Participant or Beneficiary or if proof of death of such person satisfactory to the Company is received by the Company.

         Any benefits lost by reason of escheat under applicable state law shall be considered forfeited and shall not be subsequently reinstated.

         Any amounts forfeited under this Section 9.5, other than by reason of escheat, shall be applied to reduce subsequent Company contributions to the Plan, and any restorations hereunder shall be made as Company contributions.

         9.6 Rights of Employees and Company. Nothing contained in the Plan shall be deemed to give any Employee or any Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Employee or Participant or change his job, position, title, authority, duties or rate of compensation at any time without regard to the effect which such action will have upon his rights, if any, under the Plan. Notwithstanding any other provision of the Plan, all payments of the benefits provided under the Plan shall be made solely out of funds held for such purpose by the Trustee hereunder, and the Company shall have no liability for such payments.

         9.7 Governing Laws. Except insofar as other federal legislation or applicable regulation shall govern, the validity and construction of the Plan and each of its provisions shall be subject to and governed by the laws of the State of Wisconsin. In the event of any conflict between provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan shall control. The Plan is intended to qualify under the Code and to comply with the provisions of ERISA and regulations thereunder and any other applicable federal laws and regulations, and the provisions of the Plan shall be construed to effectuate such intention.

         9.8 Mistake of Fact. If all or any portion of a contribution to the Plan is made by the Company by a mistake of fact, the Company shall be entitled to receive a return of such contribution, net of any losses attributable thereto, as soon as possible, but in no event later than one (1) year after the payment of such contribution.

         9.9 Headings as Matter of Convenience. The headings used to describe the sections of the Plan are used for convenience of reference only and shall not be deemed to be dispositive or controlling as to questions related to Plan interpretation.

         9.10 USERRA. Notwithstanding any provisions in the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         9.11 Effective Dates The Amended and Restated Plan shall generally be effective as of January 1, 1997 except as otherwise provided in the Plan and except that the changes in the Plan to eliminate the elapsed time method for determining service and the changes to Section 4.2 and 5.4 shall be effective July 1, 1999, the addition of Section 9.9 shall be effective December 12, 1994, the changes in the definition of Compensation with respect to pretax contributions shall be effective January 1, 1998, and the change in
Section 4.6(a) shall be effective January 1, 1995.